Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Sam Cohen or Joseph Caminiti Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

COMPANY DELIVERS STRONG FIRST QUARTER RESULTS DRIVEN BY GROWTH IN ELECTRICITY SEGMENT

HIGHLIGHTS

●	TOTAL REVENUES FOR THE FIRST QUARTER INCREASED BY 10.4% YEAR OVER YEAR LED BY ELECTRICITY SEGMENT
●	NET INCOME ATTRIBUTABLE TO THE COMPANY’S STOCKHOLDERS GREW 20.8% YEAR OVER YEAR
●	ADJUSTED EBITDA GREW 8.7% YEAR OVER YEAR.

RENO, Nev. May 2, 2022, Ormat Technologies, Inc. (NYSE: ORA), a leading geothermal, energy storage, solar PV and recovered energy power company, today announced financial results for the first quarter ended March 31, 2022.

KEY FINANCIAL RESULTS

(Dollars in millions, except per share)	Q1 2022	Q1 2021	Change (%)
GAAP Measures
Revenues
Electricity	162.5	145.0	12.1%
Product	14.6	8.6	69.2%
Energy Storage	6.6	12.7	(48.5)%
Total Revenues	183.7	166.4	10.4%

Gross margin (%)
Electricity	41.8%	44.9%
Product	6.9%	6.6%
Energy Storage	13.5%	62.4%
Gross margin (%)	38.1%	44.3%

Operating income	45.1	49.9	(9.6)%
Net income attributable to the Company’s stockholders	18.4	15.3	20.8%
Diluted EPS ($)	0.33	0.27	22.2%

Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders	19.9	24.1	(17.5)%
Adjusted Diluted EPS ($)	0.35	0.42	(17.0)%
Adjusted EBITDA[1]	107.9	99.2	8.7%

“Ormat’s first quarter financial performance demonstrated strong growth in both the Company’s top line and Adjusted EBITDA, driven by strong performance from our leading Electricity segment and strategic capacity additions,” said Doron Blachar, Ormat’s Chief Executive Officer. “We are encouraged by the Company’s ability to continue driving solid operating performance, as we delivered strong quarterly net income and Adjusted EBITDA1 along with meaningful year-over-year growth in revenues. Overall growth in the first quarter was driven by the McGinness Hills enhancement, the increased capacity at Puna and the addition of the Dixie Valley and Beowawe power plants to our asset portfolio.”

Blachar added, “This quarter we demonstrated marked advancement towards many of our stated targets laid out in Ormat’s recent Investor Day. We continue to make progress, executing effectively against our growth plans in both our storage and geothermal electricity portfolios. We recently commenced commercial operation of Tungsten Mountain 2, which successfully increased the total the Tungsten complex by 13 MW, and we are on track to complete construction of the CD4 geothermal power plant, the Tungsten Solar, the Steamboat Hills Solar and the Wister Solar facilities by the end of the second quarter of this year.

“We remain confident in our long-term plans to increase our combined geothermal, energy storage and solar generating portfolio to more than 1.5 GW by 2023. Further, we are on track to deliver an annual Adjusted EBITDA of $500 million on a run-rate basis towards the end of 2022 and expect these figures to continue their healthy growth trajectory as we move forward with our plans in 2022 and beyond.”

FINANCIAL AND RECENT BUSINESS HIGHLIGHTS

•

Net income attributable to the Company's stockholders and diluted EPS for the first quarter of 2022 increased 20.8% and 22.2%, respectively, versus the prior year period. The increase was mainly due to the increased contribution of our Electricity segment. In addition, in the first quarter of 2021 the Company was negatively impacted by the February power crisis in Texas that reduced net income attributable to the Company’s stockholders and diluted EPS by $8.8 million and $0.16, respectively.

•

Adjusted Net income attributable to the Company's stockholders and adjusted diluted EPS for the first quarter of 2022 decreased 17.5% and 17.0%, respectively, versus the prior year period. The decrease was mainly due to higher interest expenses related to the TerraGen acquisition and a higher tax rate.

•	Adjusted EBITDA for the first quarter of 2022 was $107.9 million, an increase of 8.7% compared to $99.2 million in 2021, supported by growth in the Electricity segment.

•

Electricity segment revenues increased 12.1% for the first quarter of 2022, compared to 2021, supported by contributions from the acquired TerraGen geothermal assets in Q3 2021, the McGinness Hills expansion, and the recovery of the Puna power plant, partially offset by the shutdown of the Heber 1 power plant following a fire that caused damage to the steam turbine in late February.

1 Reconciliation is set forth below in this release

•	Product segment revenues increased 69.2% to $14.6 million. The sales growth attributed to a higher backlog compared to the same period last year.

•	Product segment backlog stands at $45.7 million as of May 2, 2022.

•

Energy storage segment revenues decreased 48.5% to $6.6 million, primarily due to the absence of a one-time revenue of $5.4 million in the first quarter of 2021 related to the February power crisis in Texas.

•	Generation in the first quarter of 2022 was 1.82 million MWh, an increase of 8.6% compared to 1.68 million MWh in the first quarter of 2021.

IN ADDITION, THE COMPANY:

•	Successfully began commercial operation of the Tungsten 2 power plant in April 2022, which added 13MW to our Tungsten complex.

•	Gradually brought back to operation approximately 20 MW of the binary units in the 40 MW Heber 1 plants following a fire in February 2022.

•	Signed a 15-year PPA with Peninsula Clean Energy to sell 26 MW of clean, renewable energy from Ormat’s Heber 2 facility.

•	Remained on track with efforts to gradually increase Olkaria’s generation following the power plant’s planned modification.

2022 GUIDANCE

•	Total revenues of between $710 million and $735 million

•	Electricity segment revenues between $630 million and $640 million, adjusted down by $15 million due to the expected impact from Heber 1 shutdown following February fire.

•	Product segment revenues of between $50 million and $60 million

•	Energy Storage revenues of between $30 million and $35 million

•	Adjusted EBITDA to be between $430 million and $450 million, including $15.0 million for insurance proceeds

◦	Adjusted EBITDA attributable to minority interest of approximately $32 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three months ended March 31, 2022. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On May 2, 2022, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on May 31, 2022, to stockholders of record as of the close of business on May 16, 2022. In addition, the Company expects to pay a quarterly dividend of $0.12 per share in each of the next two quarters.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Tuesday, May 3rd at 8:30 a.m. ET. The call will be available as a live, listen-only webcast at investor.ormat.com. During the webcast, management will refer to slides that will be posted on the website. The slides and accompanying webcast can be accessed through the News & Events in the Investor Relations section of Ormat’s website. A replay of the webcast will be available approximately 120 minutes after the conclusion of the live call and will be archived for 12 months.

Investors may access the call by dialing:

Canadian participant dial in (toll free):	1-833-950-0062
United States participant international dial-in:	1-844-200-6205
All other locations:	+1-929-526-1599
Access code:	176379

Conference replay
US Toll Free:	1-866-813-9403
Canada:	1-226-828-7578
International Toll:	+44-204-525-0658
Replay Access Code:	492633

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. In addition, Ormat is expanding its activity into energy storage services, solar Photovoltaic (PV) and solar PV plus energy storage. Ormat’s current total generating portfolio is 1.1 GW with 1,012 MW of geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and an 83 MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 25, 2022, and in Ormat’s subsequent quarterly reports on Form 10-Q and annual reports on Form 10-K that are filed from time to time with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three-Month Periods Ended March 31, 2022, and 2021

	Three Months Ended March 31,
(Dollars in thousands, except per share data)	2022	2021

Revenues:
Electricity	162,525	144,988
Product	14,628	8,643
Energy storage	6,557	12,721
Total revenues	183,710	166,352
Cost of revenues:
Electricity	94,521	79,851
Product	13,613	8,074
Energy storage	5,671	4,780
Total cost of revenues	113,805	92,705
Gross profit	69,905	73,647
Operating expenses:
Research and development expenses	1,064	876
Selling and marketing expenses	4,365	4,276
General and administrative expenses	17,572	18,606
Write-off of Energy Storage projects and assets	1,826	—
Operating income	45,078	49,889
Other income (expense):
Interest income	342	263
Interest expense, net	(21,081)	(19,016)
Derivatives and foreign currency transaction gains (losses)	260	(16,866)
Income attributable to sale of tax benefits	7,705	6,355
Other non-operating income (expense), net	75	(331)
Income from operations before income tax and equity in earnings (losses) of investees	32,379	20,294
Income tax provision	(10,163)	(3,007)
Equity in earnings (losses) of investees, net	577	542
Net income	22,793	17,829
Net income attributable to noncontrolling interest	(4,363)	(2,570)
Net income attributable to the Company's stockholders	18,430	15,259
Earnings per share attributable to the Company's stockholders:
Basic:	0.33	0.27
Diluted:	0.33	0.27
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	56,063	55,988
Diluted	56,366	56,735

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended March 31, 2022, and December 31, 2021

	March 31, 2022	December 31, 2021
(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	130,006	239,278
Marketable securities at fair value	42,927	43,343
Restricted cash and cash equivalents	111,127	104,166
Receivables:
Trade	116,555	122,944
Other	20,756	18,144
Inventories	32,888	28,445
Costs and estimated earnings in excess of billings on uncompleted contracts	11,522	9,692
Prepaid expenses and other	42,208	35,920
Total current assets	507,989	601,932
Investment in unconsolidated companies	112,522	105,886
Deposits and other	70,398	78,915
Deferred income taxes	138,709	143,450
Property, plant and equipment, net	2,293,720	2,294,973
Construction-in-process	819,560	721,483
Operating leases right of use	19,753	19,357
Finance leases right of use	5,762	6,414
Intangible assets, net	355,185	363,314
Goodwill	90,591	89,954
Total assets	4,414,189	4,425,678

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	164,752	143,186
Billings in excess of costs and estimated earnings on uncompleted contracts	10,964	9,248
Current portion of long-term debt:
Limited and non-recourse	77,190	61.695
Full recourse	313,178	313,846
Financing Liability	13,039	10,835
Operating lease liabilities	2,490	2,564
Finance lease liabilities	2,378	2,782
Total current liabilities	583,991	544,156
Long-term debt, net of current portion:
Limited and non-recourse:	507,520	539,664
Full recourse:	716,405	740,335
Financing Liability	236,057	242,029
Operating lease liabilities	17,082	16,462
Finance lease liabilities	4,075	4,361
Liability associated with sale of tax benefits	129,381	134,953
Deferred income taxes	83,352	84,662
Liability for unrecognized tax benefits	6,034	5,730
Liabilities for severance pay	15,552	15,694
Asset retirement obligation	86,109	84,891
Other long-term liabilities	4,374	4,951
Total liabilities	2,389,932	2,417,888

Commitments and contingencies

Redeemable noncontrolling interest	9,408	9,329

Equity:
The Company's stockholders' equity:
Common stock	56	56
Additional paid-in capital	1,274,838	1,271,925
Retained earnings	596,912	585,209
Accumulated other comprehensive income (loss)	(1,137)	(2,191)
Total stockholders' equity attributable to Company's stockholders	1,870,669	1,854,999
Noncontrolling interest	144,180	143,462
Total equity	2,014,849	1,998,461
Total liabilities, redeemable noncontrolling interest and equity	4,414,189	4,425,678

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three-Month Periods Ended March 31, 2022, and 2021

We calculate EBITDA as net income before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for (i) mark-to-market gains or losses from accounting for derivatives, (ii) stock-based compensation, (iii) merger and acquisition transaction costs, (iv) gain or loss from extinguishment of liabilities, and (v) other unusual or non-recurring items. We adjust for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. We believe that presentation of these measures will enhance an investor’s ability to evaluate Ormat’s financial and operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our Board of Directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three-month periods ended March 31, 2022, and 2021.

	Three Months Ended March 31,
	2022	2021
	(Dollars in thousands)
Net income	$22,793	$17,829
Adjusted for:
Interest expense, net (including amortization of deferred financing costs)	20,739	18,753
Income tax provision	10,163	3,007
Adjustment to investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla	2,124	2,465
Depreciation and amortization	46,769	40,829
EBITDA	$102,588	$82,883
Mark-to-market (gains) or losses from accounting for derivative	277	2,086
Stock-based compensation	2,814	2,097
Reversal of a contingent liability	—	(418)
Allowance for bad debts	115	2,980
Hedge losses resulting from February power crisis in Texas	—	9,133
Write-off of related to Energy Storage projects and activity	1,825	-
Merger and acquisition transaction costs	249	484
Adjusted EBITDA	$107,868	$99,245

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS

For the Three-Month Periods Ended March 31, 2022, and 2021

We calculate Adjusted Net income attributable to the Company's stockholders and Adjusted EPS as net income attributable to the company's stockholders and diluted EPS, respectively, adjusted for one-time expense items that are not representative of our ongoing business and operations. We believe that presentation of these measures enhances the usefulness of our financial information to our board of directors, senior management and investors by providing measures to assess the overall performance of our ongoing business. Other companies in our industry may calculate net income attributable to the Company's stockholders and diluted EPS differently than we do, and this information should not be considered in isolation from, or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP or other non-GAAP financial measures.

The following tables reconciles net income attributable to the Company's stockholders and Adjusted EPS for the three-month periods ended March 31, 2022, and 2021.

	Three Months Ended March 30, 2022
	2022	2021
(in millions, except for EPS)
GAAP Net income attributable to the Company's stockholders	$18.4	$15.3

One-time net expense related to the February power crisis in Texas, net of taxes	—	8.8
Write-off of related to Energy Storage projects and activity	$1.4	—

Adjusted Net income attributable to the Company's stockholders	$19.9	$24.1

GAAP diluted EPS	$0.33	$0.27
One-time net expense related to the February power crisis in Texas, net of taxes	—	0.16
Write-off of related to Energy Storage projects and activity	$0.02	—
Diluted Adjusted EPS	$0.35	$0.42